UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2023

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01	Regulation FD Disclosure

CytoSorbents Corporation (the “Company”) is aware of certain allegations made by the former employer of Alexander D’Amico, the Company’s Chief Financial Officer, regarding improper conduct relating to personal expenses during Mr. D’Amico’s tenure at his former employer. The Board of Directors of the Company has instructed the Audit Committee of the Board to promptly commence an investigation into these allegations. The Company has placed Mr. D'Amico on paid administrative leave pending the results of this investigation. Pursuant to the existing consulting arrangement between the Company and Ms. Kathleen Bloch, Ms. Bloch will serve as the Company’s Interim Chief Financial Officer while Mr. D’Amico is on paid administrative leave.

The information set forth in this Item 7.01 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2023	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer